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                                                                       Exhibit 1



                       FIRST AMENDMENT TO RIGHTS AGREEMENT

         This FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of December 13, 2001 (this "Amendment") to the Rights Agreement, dated as of February 6, 1996 (the "Rights Agreement"), between Personnel Group of America, Inc. (the "Company") and First Union National Bank, a national banking association (the "Rights Agent"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Rights Agreement.

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Amendments to Rights Agreement. The Rights Agreement is hereby amended as follows:

                  (a) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended by replacing each reference to "15%" contained therein with a reference to "20%."

                  (b) The definition of "Continuing Director" in Section 1(g) of the Rights Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                           "(g)     [Reserved.]"

                  (c) Section 3(a) of the Rights Agreement is hereby amended by replacing the reference to "15%" contained therein with a reference to "20%."

                  (d) Section 23(a) of the Rights Agreement is hereby amended by deleting the proviso at the end of the first sentence thereof in its entirety.

                  (e) Section 27 of the Rights Agreement is hereby amended by
         (i) inserting the word "and" immediately after clause (1) in the penultimate sentence thereof, (ii) inserting a period in replacement of the comma at the end of clause (2) of such sentence and deleting the word "and" immediately thereafter, and (iii) deleting clause (3) of such sentence in its entirety.

                  (f) Section 30 of the Rights Agreement is hereby amended by deleting the parenthetical in the first and second sentences thereof reading "(with, where specifically provided for herein, the concurrence of a majority of the Continuing Directors)" in its entirety in both instances.


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         2. Effect of Amendment. This Amendment shall be deemed effective as of
December 13, 2001 as if executed by both parties hereto on such date. As amended hereby, the Rights Agreement shall remain in full force and effect.

         3. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant, or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.



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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                             PERSONNEL GROUP OF AMERICA, INC.


                                             By: /s/ Ken R. Bramlett, Jr.
                                                 -------------------------------
                                             Title: Senior Vice President



                                             FIRST UNION NATIONAL BANK


                                             By: /s/ Patrick J. Edwards
                                                 -------------------------------
                                             Title: Vice President





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